Exhibit 10.2

ACKNOWLEDGEMENT AND AGREEMENT

THIS ACKNOWLEDGEMENT AND AGREEMENT (this “Acknowledgement”) is entered into on May 12, 2015, by and between VistaGen Therapeutics, Inc., a Nevada corporation (the “Company”), and Platinum Long Term Growth VII, LLC, a Delaware limited liability corporation (“Platinum”).

For good and valuable consideration, the receipt and sufficiency of which hereby acknowledged, the parties hereto agree as follows:

1.           Platinum and the Company are parties to an Agreement, dated May 5, 2015, a copy of which is attached hereto as Exhibit A (the “Agreement”).  The Agreement provides that the Closing Date under the terms thereof shall be the date upon which confirmation is received from the Nevada Secretary of State of the filing of the Company’s Certificate of Determination of Rights and Preferences of the Series B Preferred, as such term is defined in the Agreement.  The parties agree and acknowledge that, for purposes of the Agreement, the Closing Date shall be May 12, 2015.

2.           The provisions of the Agreement, as modified and clarified herein, shall remain in full force and effect in accordance with its terms and are hereby ratified and confirmed. Neither party in any way waives their respective obligations to comply with any of the provisions, covenants and terms of the Agreement and the other agreements referred to in the Agreement. This Agreement shall be governed by the laws of the State of New York without regard to the conflict of laws provisions thereof.

IN WITNESS WHEREOF the parties have signed this instrument as of the date first set forth above.

ADDRESS:	VISTAGEN THERAPEUTICS, INC.
343 Allerton Avenue South San Francisco, CA 94080
By: /s/ Shawn K. Singh Name: Shawn K. Singh Title: Chief Executive Officer

ADDRESS:	PLATINUM LONG TERM GROWTH VII, LLC
250 West 55th Street, 14th Floor New York, NY 10019
By: /s/ David Steinberg Name: David Steinberg Title: Authorized Signatory